UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	88-0304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On May 4, 2011, the Estate of Craig H. Neilsen (the “Estate”), pursuant to the registration rights of the Estate set forth in Annex A to the Stock Purchase Agreement, dated as of March 25, 2011, between Ameristar Casinos, Inc. (the “Company”) and the Estate, requested the Company to file a registration statement under the Securities Act of 1933 covering all 4,808,400 shares of the Company’s Common Stock held by the Estate. The Estate advised the Company that at any time and from time to time following the effectiveness of the registration statement, the Estate, its beneficiaries or their successors in interest or designated transferees may distribute all or a portion of the shares in one or more or any combination of the following transactions:
•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which the shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to the prospectus; and

•	through any other method permitted by applicable law.
Pursuant to the Estate’s request, the Company intends in the near future to file a registration statement with the Securities and Exchange Commission to register the Estate’s shares under the Securities Act of 1933.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: May 4, 2011

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